EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2024 and 2023, March 31, 2024 and 2023
and the Six-Months Ended June 30, 2024 and 2023

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2024
Composite Materials	$272.6	$96.0	$40.0	$408.6
Engineered Products	48.1	42.9	0.8	91.8
Total	$320.7	$138.9	$40.8	$500.4
	64%	28%	8%	100%
First Quarter 2024
Composite Materials	$251.5	$94.7	$33.3	$379.5
Engineered Products	47.8	44.4	0.6	92.8
Total	$299.3	$139.1	$33.9	$472.3
	62%	28%	10%	100%

Second Quarter 2023
Composite Materials	$228.9	$97.9	$51.7	$378.5
Engineered Products	35.4	39.6	0.8	75.8
Total	$264.3	$137.5	$52.5	$454.3
	58%	30%	12%	100%

First Quarter 2023
Composite Materials	$243.2	$88.8	$46.2	$378.2
Engineered Products	41.3	37.4	0.8	79.5
Total	$284.5	$126.2	$47.0	$457.7
	62%	28%	10%	100%

Year to date June 30, 2024
Composite Materials	$524.1	$190.7	$73.3	$788.1
Engineered Products	95.9	87.3	1.4	184.6
Total	$620.0	$278.0	$74.7	$972.7
	64%	28%	8%	100%

Year to date June 30, 2023
Composite Materials	$472.1	$186.7	$97.9	$756.7
Engineered Products	76.7	77.0	1.6	155.3
Total	$548.8	$263.7	$99.5	$912.0
	60%	29%	11%	100%